Exhibit 2.2

Form of Confirmation

JPMorgan Chase Bank, National Association

P.O. Box 161

Victoria Embankment

London EC4Y 0JP

England

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Attn: Michael Thaman

          Stephen Krull

Tel: [Number]

Fax: [Number]

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction (the “Transaction”) entered into between you, Owens Corning, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable (“Owens Corning”)), subject to the approval of the Bankruptcy Court (as defined below), and JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) on the Trade Date specified below (the “Transaction”). JPMorgan and Owens Corning agree that upon the date on which the Document Delivery Condition (as defined below) is fulfilled (the “Assignment Effective Date”), Owens Corning’s rights and obligations hereunder shall be automatically assigned to and assumed by the Trust (as defined below); provided, that the Trust shall not make, assume or be obligated or liable for any of the representations, warranties, agreements or covenants of or by Owens Corning herein, in the Agreement or the Equity Definitions, and, following the Assignment Effective Date, Owens Corning shall remain bound hereby, by the Agreement and by the Equity Definitions to comply with and fulfill and make all such representations, warranties, agreements and covenants and be the only entity liable or responsible for breaches thereof. Each reference in this Confirmation or the Agreement to “Counterparty” shall mean, (i) prior to the Assignment Effective Date, Owens Corning and (ii) on and after the Assignment Effective Date, the Asbestos Personal Injury Trust (as defined in the Plan of Reorganization)(the “Trust”). As used herein, “Existing Plan” shall mean the Sixth Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession, in the form filed on June 5, 2006 in the bankruptcy case of In re Owens Corning, et al, Case No. 00-03837 in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and “Plan of Reorganization” shall mean the Existing Plan with only those revisions, modifications and amendments to the Existing Plan that Owens Corning and the Plan Proponents deem necessary or appropriate and that shall not (i) alter the capitalization of Owens Corning contemplated by the Existing Plan, (ii) materially adversely affect the obligations or rights of JPMorgan hereunder or (iii) cause any representation or warranty of Counterparty contained herein to be incorrect.

This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below and supersedes all or any prior written or oral agreements in relation to the Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

In the event of any inconsistency between the terms of any of the documents in the following list, the terms of each document in such list shall prevail over all documents which follow such document in such list: this Confirmation, the Equity Definitions and the Agreement.

1.	This Confirmation evidences a complete binding agreement between Counterparty (subject to the approval of the Bankruptcy Court) and JPMorgan as to the terms of the Transaction to which this Confirmation

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border) as if JPMorgan and Counterparty had executed an agreement on the date hereof (such agreement, the “Agreement”) in such form but without any Schedule thereto, except for (i) the election of (a) US Dollars as the Termination Currency, (b) the laws of the State of New York (without reference to choice of law doctrine) as the Governing Law and (c) “Second Method” and “Loss” for purposes of Section 6(e) of the Agreement and (ii) the other modifications described below.

2.	This Transaction is comprised of two Share Option Transactions, the Put and the Call. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms relating solely to the Put:

Option Type:	Put

Seller:	JPMorgan

Buyer:	Counterparty

Number of Options:	[5,000,000]; provided that such Number of Options shall be reduced by the number of any Options exercised under the Call as of the time(s) of such exercise(s) under the Call.
Strike Price:	USD 25.00

General Terms relating solely to the Call:

Option Type:	Call

Seller:	Counterparty

Buyer:	JPMorgan

Number of Options:	[5,000,000]; provided that such Number of Options shall be reduced by the number of any Options exercised under the Put as of the time(s) of such exercise(s) under the Put.

Strike Price:	USD 37.50

General Terms relating to each of the Put and the Call:

Trade Date:	, 2006

Option Style:	American

Shares:	The common shares of Owens Corning to be issued on the Effective Date (as defined in the Plan of Reorganization).

Issuer:	Owens Corning

Option Entitlement:	One Share per Option

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

Premium:	Not Applicable

Premium Payment Date:	Not Applicable

Exchange:	The exchange or quotation system on which the Shares are publicly quoted, traded or listed on the Effective Date.

Related Exchange(s):	All Exchanges

Procedures for Exercise:

Commencement Date:	The Scheduled Trading Day immediately following the date, if any, on which all the Conditions Precedent (as defined below) are fulfilled; provided that the Commencement Date shall not occur prior to January 1, 2007 or later than the Scheduled Trading Day following the Outside Commencement Date.

Outside Commencement Date:	January 8, 2007; provided that if the FAIR Act (as defined in the Plan of Reorganization) has been enacted into law on or prior to the Trigger Date (as defined in Section 3(ii) hereof), but remains subject to challenge in a court of competent jurisdiction as of January 8, 2007, the Outside Commencement Date shall be March 27, 2010.

Expiration Time:	At the Scheduled Closing Time on the relevant Exercise Date

Expiration Date:	Means,

with respect to the Put, the date which is three months after the Commencement Date, or if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day; and

with respect to the Call, the date which is twelve months after the Commencement Date, or if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day.

Multiple Exercise:	Applicable

Minimum Number of Options:	1,000,000

Maximum Number of Options:	All the Options remaining unexercised

Integral Multiple:	1,000,000

Automatic Exercise:	Applicable

In-the-Money:	Means, (i) in respect of a Call, that the Reference Price is greater than the Strike Price of the Call; and; (ii) in respect of a Put, that the Reference Price is less than the Strike Price of the Put.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

JPMorgan’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:
Andrew C Faherty 270 Park Ave, 17th Fl New York, NY 10017 212 270 9193 (ph) 646 534 2018 (fax) andrew.faherty@jpmorgan.com

Counterparty’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	[ ]

Reference Price:	Notwithstanding Section 3.4(d) of the Equity Definitions, the Reference Price will be (i) if the Exchange is the New York Stock Exchange or the American Stock Exchange, the price per Share as of the Expiration Time on the Expiration Date as reported in the official real-time price dissemination mechanism for the relevant Exchange and (ii) if the Exchange is the NASDAQ National Market (or its successor), the NASDAQ Official Closing Price (NOCP) on the Expiration Date as reported in the official price determination mechanism for such Exchange.

Settlement Terms:

Physical Settlement:	Applicable

Settlement Currency:	US Dollars

Settlement Method Election:	Not Applicable

Adjustments Applicable to the Transaction:

Method of Adjustment:	Calculation Agent Adjustment; provided that none of the transactions that are expressly provided for in the Plan of Reorganization to effectuate the Plan of Reorganization shall trigger an Adjustment.

Extraordinary Events:

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or their respective successors)”.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

Consequences of Merger Events:

Share-for-Share:	Alternative Obligation

Share-for-Other:	To the extent that the Put or Call remains unexercised as of the Merger Date in respect of a Merger Event, the Transaction will be terminated as of such time and, notwithstanding anything to the contrary contained in this Confirmation, the Agreement or the Equity Definitions, neither Counterparty nor JPMorgan shall be required to make any payment or any delivery in respect of the portion of the Put or Call that has not been exercised prior to the Merger Date.

Share-for-Combined:

Notwithstanding anything herein, in the Agreement or in the Equity Definitions to the contrary, if a Merger Event occurs for which the Other Consideration received by the shareholders of the Issuer includes any Excluded Consideration (as defined below), to the extent that the Put or Call remains unexercised at the closing of a Merger Event, the Transaction will be terminated as of such time and neither Counterparty nor JPMorgan shall be required to make any payment or any delivery in respect of the portion of the Put or Call that has not been exercised prior to the Merger Date. “Excluded Consideration” shall mean anything other than US Dollars, New Shares or Public Securities Consideration (as defined below).

Notwithstanding anything herein, in the Agreement or in the Equity Definitions to the contrary, subject to the immediately succeeding paragraph, if a Merger Event occurs, for which the consideration received by shareholders of the Issuer includes only (a) cash and/or Public Securities Consideration (as defined below) and (b) New Shares, then (i) the Strike Price for the Put and the Call shall, effective on the Merger Date in respect of such Merger Event, be reduced by the sum of the amount of any cash and the market price of any Public Securities Consideration, as determined by the Calculation Agent, received by Counterparty in such Merger Event in respect of one Share; provided, however, that the Strike Price shall never be reduced to less than zero, and (ii) the consequences set forth above opposite Share-for-Share shall apply to that portion of the consideration that consists of New Shares as determined by the Calculation Agent. “Public Securities Consideration” shall mean any securities (other than New Shares) quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or NASDAQ or any other publicly traded security for which a quotation is available on TRACE or another similar pricing service, as determined by the Calculation Agent.

Notwithstanding anything herein, in the Agreement or in the Equity Definitions to the contrary, for purposes of the Put, in

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority the event that shareholders of the Issuer are entitled to make an election with respect to the type of consideration to be received in a Share-for-Combined Merger Event of the type described in the two immediately preceding paragraphs, the consideration for each Share shall be deemed to be the per Share consideration received with respect to a plurality of the Shares in the Merger Event. In such event, Owens Corning shall provide JPMorgan with prompt notice of such consideration for the Shares. For purposes of the Call, the consideration for the Shares in a Share-for-Combined Merger Event shall be deemed to be the actual consideration received by Counterparty.

Tender Offer:	Not Applicable

Composition of Combined Consideration:	Not Applicable and, notwithstanding anything to the contrary contained herein, in the Agreement or in the Equity Definitions, Section 12.5(b) of the Equity Definitions shall not be applicable.

Nationalization, Insolvency or Delisting:	Upon a Nationalization, Insolvency or Delisting Event, the Transaction shall continue as if any such event had not occurred.

Cross Default:	The “Cross-Default” provisions of Section 5(a)(vi) of the Agreement shall apply to JPMorgan and Counterparty; “Threshold Amount” shall mean (i) in respect of JPMorgan, an amount equal to three percent of such party’s shareholders’ equity, determined in accordance with generally accepted accounting principles in the United States of America and (ii) in respect of the Trust, an amount equal to three percent of the excess of the Trust’s assets over its indebtedness for borrowed money, determined in accordance with generally accepted accounting principles in the United States of America; ”Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

Credit Event Upon Merger:	Applicable to JPMorgan; provided, however, that if the resulting, surviving or transferee entity has long term, unsecured and unsubordinated indebtedness or deposits which is or are publicly rated (such rating, a “Credit Rating”) by Moody’s Investor Services, Inc. or any successor thereto (“Moody’s”), Standard and Poors Ratings Group or any successor thereto (“S&P”) or any other internationally recognized rating agency (“Other Rating Agency”), then the words “materially weaker” in line 6 of Section 5(b)(iv) shall mean that the Credit Rating (as defined below) of such party (or, if applicable, the Credit Support Provider of such party) shall be rated lower than Baa3 by Moody’s or lower than BBB- by S&P or, in the event that there is no Credit Rating by either Moody’s or S&P applicable to such party (or, if

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority applicable, the Credit Support Provider of such party) but such party’s long-term indebtedness or deposits is or are rated by any Other Rating Agency, lower than a rating equivalent to the foregoing by such Other Rating Agency.

Additional Disruption Events:	No Additional Disruption Events shall apply to the Transaction or this Confirmation except a Change in Law (as defined herein). If a Change in Law occurs and either party elects to terminate the Transaction pursuant to Section 12.9(b)(i) of the Equity Definitions, then such termination shall apply to this Transaction in its entirety and may not apply solely to the Put or solely to the Call.

Insolvency Filing:	Not Applicable

Change in Law:	The definition of “Change in Law” in Section 12.9(a)(ii) of the Equity Definitions shall be amended to delete “(X)” in the sixth line thereof and to delete “, or (Y) it will incur a materially increased cost in performing its obligations under such Transaction (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position)”.

Determining Party:	JPMorgan

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. CONDITIONS PRECEDENT

Each of the following shall be a condition precedent (the “Conditions Precedent”) to the effectiveness of this Transaction:

(i)	The Effective Date (as defined in the Plan of Reorganization) shall have occurred;

(ii)	The FAIR Act shall not have been enacted and become law on or before the date that is ten (10) days after the conclusion of the 109th United States Congress (the “Trigger Date”); or if the FAIR Act has been enacted and become law prior to the Trigger Date, but has been challenged in a court of competent jurisdiction on or before March 31, 2007, such challenge ultimately succeeds pursuant to a non-appealable final order of such court resulting in the FAIR Act no longer being in effect;

(iii)	Owens Corning has delivered to the Trust the 28.2 million Reserved New OCD Shares (as defined in the Plan of Reorganization) on or prior to the Outside Commencement Date, and all such Shares shall have been validly issued, fully paid, non-assessable and free and clear of all taxes, liens pre-emptive rights, rights of first refusal, subscription and similar rights except that such Shares shall be subject to put and call agreements contemplated by the Plan of Reorganization, including this Confirmation;

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

(iv)	The Shares shall have been publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or their respective successors);

(v)	Owens Corning shall have sold 72.9 million Shares for aggregate cash proceeds of at least USD 2.187 billion; and

(vi)	The Trust has provided to JPMorgan by no later than five Scheduled Trading Days following the Effective Date, (i) an executed counterpart of this Confirmation and (ii) an opinion of counsel to the effect of the matters set forth in Exhibit B hereto, provided that such opinion may be subject to customary exceptions reasonably acceptable to JPMorgan (collectively, the “Document Delivery Condition”);

If (i) this Confirmation has not been approved by the Bankruptcy Court on or prior to the entry of the Confirmation Order (as defined in the Plan of Reorganization) in respect of the Plan of Reorganization; (ii) the FAIR Act has been enacted and becomes law prior to the Trigger Date, but has not been challenged in a court of competent jurisdiction on or before March 31, 2007; or (iii) any of the above Conditions Precedent are not fulfilled prior to the Outside Commencement Date, then this Transaction shall terminate for no value and neither party shall have any rights or obligations hereunder.

4. DIVIDEND ADJUSTMENTS

If at any time during the period from and excluding the Effective Date (as defined in the Plan of Reorganization), to and including the Expiration Date, an ex-dividend date for which a cash dividend relates (regardless of when paid by the Issuer to holders of the Shares) occurs with respect to the Shares (an “Ex-Dividend Date”) and that dividend is greater than the Regular Dividend (as defined below) on a per Share basis, then the Forward Dividend Adjustment Value of the difference between the per Share cash dividend corresponding to that Ex-Dividend Date and the Regular Dividend shall be subtracted from the Put Strike Price and the Call Strike Price, effective as of such Ex-Dividend Date. “Regular Dividend” shall mean USD 0.18 per Share per quarter.

For purposes hereof, “Forward Dividend Adjustment Value” with respect to a cash dividend paid on the Shares shall be calculated from the Ex-Dividend Date through and including the Expiration Date using an interest rate equal to the mid-market interpolated US dollar zero coupon swap rate with a maturity corresponding to the Expiration Date as determined by JPMorgan.

5. PARTIAL OR WHOLE SETTLEMENT DELAYS

Notwithstanding any other provisions hereof, JPMorgan shall not be entitled to receive Shares or any other class of voting securities of the Issuer (whether in connection with the purchase of Shares on any Settlement Date or otherwise) (i) to the extent (but only to the extent) that, after such receipt, JPMorgan would directly or indirectly beneficially own (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) in excess of 8.0% of the outstanding Shares or any other class of voting securities of the Issuer or (ii) if any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall not have expired or been terminated with respect to the acquisition of Shares hereunder (the “HSR Condition”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that after such delivery (i) JPMorgan would directly or indirectly so beneficially own in excess of 8.0% of the outstanding Shares or any other class of voting securities of the Issuer or (ii) the HSR Condition has not been satisfied, as the case may be. If any delivery owed to JPMorgan hereunder is not made, in whole or in part, as a result of this provision, the Trust’s obligation to make such delivery shall not be extinguished and the Trust shall make such delivery as promptly as practicable after, but in no event later than one Clearance System Business Day after, JPMorgan gives notice to the Trust that after such delivery (i) JPMorgan would not directly or indirectly so beneficially own in excess of 8.0% of the outstanding Shares or any other class of voting securities of the Issuer or (ii) the HSR Condition has been satisfied, as the case may be. JPMorgan shall pay the Strike Price to the Trust not later than the Settlement Date with respect to any Options exercised on the same basis as if the Trust made delivery

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority of the Shares upon such exercise even if delivery of the Shares does not take place by such Settlement Date due to the applicability of this Section 5. In the event that the delivery of Shares cannot be made due to the HSR Condition not being satisfied, at the request of JPMorgan, the Trust shall enter into a customary and reasonable escrow arrangement relating to the Shares compliant with the HSR Act and any other legal or regulatory requirements. JPMorgan and Owens Corning (i) shall use reasonable best efforts to prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the acquisition of Shares hereunder and (ii) shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated hereunder; provided that no such actions shall be required if JPMorgan determines that the acquisition of Shares hereunder would not be reasonably expected to require a filing under the HSR Act.

6. TRANSFER OR ASSIGNMENT

Counterparty may not transfer any of its rights or obligations under this Transaction without the prior written consent of JPMorgan, except for the assignment to the Trust described above. Notwithstanding anything to the contrary in the Agreement, JPMorgan may transfer or assign all or any portion of its rights or obligations under this Transaction without the consent of Counterparty to either (i) JPMorgan Chase & Co. or (ii) any party specified on Schedule 1 hereto with a Credit Rating (as defined herein) that is, at the time of the relevant transfer, (a) A+ or higher by S&P or (b) Aa3 or higher by Moody’s; provided, that any such transferee or assignee shall be subject to the requirements (i) to make the representation set forth in Section 7(e) hereof and (ii) to deliver any Tax forms reasonably requested by Counterparty. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform JPMorgan’s obligations in respect of this Transaction and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Counterparty solely to the extent of any such performance.

For purposes of the foregoing, the “Credit Rating” of a party means the rating of a party assigned by either S&P or Moody’s to such party’s long term, unsecured and unsubordinated indebtedness or deposits.

7. ADDITIONAL TERMS

(a) Additional Termination Events: It shall constitute an Additional Termination Event where this Transaction is the sole Affected Transaction and Counterparty shall be deemed to be the sole Affected Party, if Counterparty shall have been dissolved, wound-up, liquidated or terminated or, from and after the Assignment Effective Date, in the case of the Trust, the Trust does not have any duly appointed trustees to control the exercise of the powers, authorities and discretions of the Trust.

(b) Calculation Agent: JPMorgan

(c) Delivery of Documents:

Counterparty agrees that:

(i)	Counterparty shall deliver to JPMorgan, promptly following a request by JPMorgan or an affiliate of JPMorgan, all documents it may reasonably request relating to the existence of Counterparty and the authority of Counterparty with respect to the Agreement and this Confirmation, all in form and substance reasonably satisfactory to JPMorgan;

(ii)	Owens Corning shall, on or prior to the Trade Date, deliver to JPMorgan an opinion of counsel substantially in the form of Exhibit A hereto;

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

(iii)	The Trust shall, on or prior to the Assignment Effective Date, deliver to JPMorgan an opinion of counsel to the effect of the matters set forth in Exhibit B hereto, provided that such opinion may be subject to customary exceptions reasonably acceptable to JPMorgan; and

(iv)	From and after the Assignment Effective Date, the Trust shall promptly notify JPMorgan of any change in the identity of any of the trustees of the Trust and shall deliver to JPMorgan any amendment, supplement, revocation, modification or other similar document relating to the Asbestos Personal Injury Trust Agreement (as defined in the Plan of Reorganization), promptly following the execution of any such document.

(d) Representations in the Agreement; Additional Representations, Warranties and Agreements of Counterparty. Owens Corning hereby represents and warrants to JPMorgan on, and agrees with JPMorgan from and after, any Trade Date with respect to the Representations in the Agreement and clauses (i)(a) and (b), (ii), (iv)(a), (v), (vi), (viii), (ix), (x) and (xi) below and the Assignment Effective Date with respect the Representations in the Agreement and clauses (i)(a) and (b) and (ii) below. The Trust hereby represents and warrants to JPMorgan on, and agrees with JPMorgan from and after, the Assignment Effective Date with respect to the Representations in the Agreement and clauses (i)(c), (iii), (iv)(b), (v), (vi), (vii), (viii), (ix), (x) and (xi) below.

(i)	Material Nonpublic Information

(a) On the Assignment Effective Date, Owens Corning will not be aware of any material nonpublic information regarding the Issuer.

(b) On any Exercise Date under the Put (other than the Expiration Date of the Put, if Options thereunder are then exercised pursuant to Automatic Exercise), if requested by JPMorgan, Owens Corning will promptly confirm that it is not aware of any material nonpublic information regarding the Issuer or it shall promptly publicly disclose any such material nonpublic information.

(c) On any Exercise Date under the Put (other than the Expiration Date of the Put, if Options thereunder are then exercised pursuant to Automatic Exercise), the Trust will not be aware of any material nonpublic information regarding the Issuer obtained from a source other than the Issuer.

(ii)	Corporate Policy

This Transaction will not violate any corporate policy of Owens Corning or other rules or regulations of Owens Corning applicable to Counterparty, including, but not limited to, Owens Corning’s window period policy.

(iii)	Reporting Obligations

The Trust is and will be in compliance with the Trust’s reporting obligations under Section 16, Section 13(d) and Section 13(g) of the Exchange Act with respect to the securities of Owens Corning, and the Trust will provide JPMorgan with a copy of any report filed thereunder in respect of this Transaction promptly upon filing thereof; provided, however, that failure to make such filings on a timely basis will not trigger a breach of this representation as long as such failures are promptly cured (but in no event more than five Scheduled Trading Days after such reports are required to be filed).

(iv)	Legal Counsel

(a) Owens Corning has been represented and advised by Sidley Austin LLP in connection with the review, negotiation and execution of this Confirmation.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

(b) The beneficiaries of the Trust have been represented and advised by Kaye Scholer LLP and Caplin & Drysdale, Chartered in connection with the review, negotiation and execution of this Confirmation.

(v)	Eligible Contract Participant

Counterparty is an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended (the “CEA”)) because it is a corporation, partnership, proprietorship, organization, trust or other entity and:

(A) it has total assets in excess of $10,000,000;

(B) its obligations hereunder are guaranteed, or otherwise supported by a letter of credit or keep well, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or 1a(12)(C) of the CEA; or

(C) it has a net worth in excess of $1,000,000 and has entered into this Confirmation in connection with the conduct of its business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by it in the conduct of its business.

(vi)	Investment Company

Counterparty is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “ICA”), or Counterparty has properly registered as an “investment company” under the ICA and, if so registered, its entry into this Confirmation does not violate the ICA.

(vii)	Trust Instrument

The Asbestos Personal Injury Trust Agreement is governed by, and the Trust has been duly created and is validly existing and being administered under, the laws of the State of Delaware. The copy of the Asbestos Personal Injury Trust Agreement (including any amendment, supplement, form of trustee revocation or appointment or any other similar document relating thereto) provided by the Trust to JPMorgan is a true, complete and correct copy of the Asbestos Personal Injury Trust Agreement.

(viii)	Representations in Agreement

For the avoidance of doubt, and without limiting any representations contained in Section 3(a)(iii) and Section 3(a)(iv) of the Agreement, Counterparty represents that the execution, delivery and performance of the Agreement and any other documentation relating to the Agreement to which it is a party do not violate or conflict with any of the terms or provisions of any stockholders’ agreement, lockup agreement, registration rights agreement or co-sale agreement binding on Counterparty or affecting Counterparty or any of its assets.

For purposes of the representations by Owens Corning on the Trade Date, Section 3(a)(ii), Section 3(a)(iv), Section 3(a)(v) and Section 3(c) of the Agreement are hereby amended by inserting the words “, subject to the entry by the Bankruptcy Court of the Confirmation Order and the occurrence of the Effective Date of the Plan of Reorganization” prior to the semicolon or period at the end of each such clause.

Section 3(a)(iv) of the Agreement is hereby amended by inserting the words “, except such filings as may be required under the HSR Act” immediately following the words “have been complied with”.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

(ix)	London Branch

JPMorgan is entering into the Agreement and this Confirmation through its London branch.

(x)	JPMSI as Agent

Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan (“JPMSI”), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Transaction.

(xi)	Waiver of Jury Trial

Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction or the Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction by, among other things, the mutual waivers and certifications herein.

(e) Tax Representations of JPMorgan. JPMorgan hereby represents and warrants to, and agrees with, Counterparty on the date hereof and on any Exercise Date that it is a “domestic corporation” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and shall deliver, at each time of settlement of the Put or Call and at any time thereafter reasonably requested by Counterparty, an Internal Revenue Service Form W-9 and such other forms as may be so requested by Counterparty.

(f) Owens Corning Defaults. In addition to any remedies afforded JPMorgan in connection with the Transaction, Owens Corning agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several (collectively, “Damages”), to which an Indemnified Person may become subject arising out of any breach of any covenant or representation or warranty made by Owens Corning in the Agreement or this Confirmation or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing; provided, however, that Owens Corning shall not have any liability to any Indemnified Person to the extent that such Damages are finally determined by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to Owens Corning any amounts previously expended by Owens Corning hereunder).

Notwithstanding anything to the contrary contained in the Agreement, the Equity Definitions or this Confirmation, breach of a covenant, agreement, obligation or representation or warranty of or by Owens Corning or the failure of Owens Corning to make any delivery required hereby shall not give rise to a right of JPMorgan to terminate the Transaction or any liability to the Trust or entitle any person or entity to any damages, payments or performance from the Trust.

Notwithstanding anything to the contrary contained in the Agreement, the Equity Definitions or this Confirmation, breach of a covenant or representation or warranty by the Trust or the failure of the Trust to make any delivery required hereby shall not give rise to any liability to Owens Corning or entitle any person or entity to any damages or payments from Owens Corning.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

(g) Delivery of Unregistered Shares. Notwithstanding Section 9.11 of the Equity Definitions, the parties hereto acknowledge and agree that the Shares to be delivered by the Trust upon exercise of the Put or Call will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under any applicable state or foreign securities laws. JPMorgan represents, warrants and agrees on the date hereof, on the Assignment Effective Date and on each date on which the Put or Call is exercised that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and that it will transfer the Shares delivered by the Trust upon exercise of the Put or Call only pursuant to a registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act.

(h) Corporate Restructuring Contemplated in Plan of Reorganization. The Existing Plan contemplates that, on the Effective Date, Owens Corning intends to effect a restructuring plan which would organize Owens Corning and its subsidiaries along Owens Corning’s major business lines. This restructuring plan may result in the creation of a new Delaware company to serve as the parent corporation and holding company for Owens Corning and its subsidiaries (“Holdco”). To the extent that such plan to create the Holdco structure is effected with the approval of the Bankruptcy Court, Owens Corning and JPMorgan shall make appropriate modifications to this Confirmation to reflect the Holdco structure, subject to the prior written consent (such consent not to be unreasonably withheld) of the Future Claimants Representative (as defined in the Plan of Reorganization)(the “FCR”) and Caplin & Drysdale, Chartered (“C&D”), as counsel to the Official Creditors Committee Representing Holders of Asbestos Claims.

(i) JPMorgan Branch Office. Section 10(a) of the Agreement shall apply to JPMorgan.

(j) Consent Required for Amendments Prior to Assignment Effective Date. No amendments, modifications, alterations or waivers (except as provided in clause (h) above) shall be made hereto prior to the Assignment Effective Date without the prior written consent of the FCR and C&D.

(k) Third Party Beneficiaries. Until the Assignment Effective Date, the FCR and C&D are intended third party beneficiaries of the Agreement and hereof and are entitled to enforce their rights and the rights of the Trust thereunder and hereunder as if they were parties thereto and hereto.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it by mail or facsimile transmission to the fax number indicated above.

Very truly yours,

J.P. MORGAN SECURITIES INC., as agent for
JPMorgan Chase Bank, National Association

By:
Name:
Title:

Confirmed as of the date first above written:

OWENS CORNING

By:
Name:
Title:

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

Confirmed as of the Assignment Effective Date:

ASBESTOS PERSONAL INJURY TRUST

By:
Name:
Title:

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746.

Registered Branch Office 125 London Wall, London EC2Y 5AJ.

Authorised and regulated by the Financial Services Authority

EXHIBIT A

FORM OF LEGAL OPINION FOR ISSUER

1. Owens Corning is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

2. Subject to the entry by the Bankruptcy Court of the Confirmation Order and the occurrence of the Effective Date of the Plan of Reorganization, Owens Corning has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby. This Confirmation has been duly authorized and validly executed and delivered by Owens Corning and, upon the entry by the Bankruptcy Court of the Confirmation Order and the expiration (or waiver by the Bankruptcy Court) of the 10-day period set forth in Federal Rules of Bankruptcy Procedures 6004(h) and 3020(e), will constitute a valid and legally binding obligation of Owens Corning enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and other laws affecting creditors generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The execution and delivery by Owens Corning of, and, upon the entry by the Bankruptcy Court of the Confirmation Order, the occurrence of the Effective Date of the Plan of Reorganization and the expiration (or waiver by the Bankruptcy Court) of the 10-day period set forth in Federal Rules of Bankruptcy Procedures 6004(h) and 3020(e), the performance by Owens Corning of its obligations under, this Confirmation and the consummation of the transactions herein contemplated, do not conflict with or violate (x) any provision of the certificate of incorporation or by-laws of Owens Corning, (y) any order or judgment of any court or governmental agency or body having jurisdiction over Owens Corning or any of Owens Corning’s assets or (z) any material contractual restriction binding on or affecting Owens Corning or any of its assets.

4. Subject to the entry by the Bankruptcy Court of the Confirmation Order, the occurrence of the Effective Date of the Plan of Reorganization and the expiration (or waiver by the Bankruptcy Court) of the 10-day period set forth in Federal Rules of Bankruptcy Procedures 6004(h) and 3020(e), all governmental and other consents that are required to have been obtained by Owens Corning with respect to performance, execution and delivery of this Confirmation will have been obtained and will be in full force and effect and all conditions of any such consents will have been complied with, other than such consents which, if not obtained, will not individually or in the aggregate have a material adverse effect on Owens Corning or on the ability of Owens Corning to complete the transactions contemplated by this Confirmation.

EXHIBIT B

FORM OF LEGAL OPINION FOR TRUST

1. The Trust is duly organized and validly existing as a [Delaware statutory trust] in good standing under the laws of Delaware.

2. The Trust has all trust power to enter into this Confirmation and to consummate the transactions contemplated hereby and to deliver the Shares in accordance with the terms hereof. This Confirmation has been duly authorized and validly executed and delivered by the Trust and constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and other laws affecting creditors generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SCHEDULE 1

LIST OF PERMISSIBLE JPMORGAN TRANSFEREES/ASSIGNEES